SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Omega Healthcare Investors, Inc.

                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
     (4)  Date filed:

                        OMEGA HEALTHCARE INVESTORS, INC.
                          9690 Deereco Road, Suite 100
                            Timonium, Maryland 21093
                                 (410) 427-1700
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  April 3, 2003
                                ----------------

To our Stockholders:

     The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. ("Omega") will be held at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland on Thursday, April 3, 2003, at 10:00 A.M. EST, for the following purposes:

     1.   To elect three members to the Board of Directors;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The nominees for election as directors are Daniel A. Decker, Thomas F. Franke and Bernard J. Korman, each of whom presently serves as a director of Omega.

     The Board of Directors has fixed the close of business on March 5, 2003 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

     We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you previously have mailed a proxy card.

                                       By order of the Board of Directors,


                                       C. Taylor Pickett
                                       Chief Executive Officer

March 3, 2003
Timonium, Maryland



--------------------------------------------------------------------------------

     YOUR VOTE IS IMPORTANT. Please sign, date and mail the proxy card promptly in the enclosed envelope whether or not you plan to attend the meeting. It is important that you return the proxy card promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

     If you hold shares through a broker, bank or other nominee (in "street name"), you may also have the ability to vote by telephone or the Internet in accordance with instructions that will be included with this mailing. In either event, we urge you to vote promptly.

--------------------------------------------------------------------------------

                        OMEGA HEALTHCARE INVESTORS, INC.

                          9690 Deereco Road, Suite 100
                            Timonium, Maryland 21093
                                 (410) 427-1700

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  April 3, 2003

     The accompanying proxy is solicited by our Board of Directors to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland at 10:00 A.M. EST on Thursday, April 3, 2003, and any adjournments of the meeting. It is anticipated that this proxy material will be mailed on or about March 7, 2003, to our common stockholders of record on March 5, 2003.

     A copy of our Annual Report for the year ended December 31, 2002, including financial statements, is enclosed.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.

                                VOTING SECURITIES

     As of March 5, 2003, the record date, there were of 37,149,445 outstanding shares of common stock, par value $.10 per share and 1,048,420 shares of Series C Convertible Preferred Stock ("Series C preferred stock"). Each holder of shares of common stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. The holder of our Series C preferred stock will vote as a single class with holders of common stock on all matters properly brought before the Annual Meeting on an as-converted basis. The 1,048,420 shares of Series C preferred stock outstanding as of March 5, 2003 are convertible into 16,774,720 shares of common stock and accordingly an aggregate of 53,924,165 votes are entitled to be cast by the holders of common stock and Series C preferred stock at the meeting.

                                     VOTING

     The presence at the Annual Meeting of shares representing a majority of the voting power associated with our issued and outstanding common stock and Series C preferred stock will be necessary to establish a quorum for the conduct of business at the Annual Meeting. Under our Bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting.

     As of the record date, our directors and executive officers beneficially owned 31,020,361 shares of our common stock (representing 57.5% of the votes entitled to be cast at the meeting), including 29,313,798 shares beneficially owned by directors as a result of their affiliation with Explorer Holdings, L.P. ("Explorer"). Excluding shares beneficially owned by Explorer, shares held by directors and executive officers of our company entitle them to exercise approximately 3.2% of the voting power of the shares entitled to vote at the Annual Meeting on an as-converted basis.

     Brokers holding shares in "street name" may vote the shares only if the beneficial owner provides instructions on how to vote. Brokers will provide beneficial owners instructions on how to direct the brokers to vote the shares. With respect to the election of directors, broker non-votes and the decision to withhold authority to vote for any or all of the director nominees named above will have no impact on the outcome of the voting. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

     We urge stockholders to vote promptly either by signing, dating and returning the enclosed proxy card in the enclosed envelope, or for stockholders who own their shares in street name through a broker, in accordance with the telephone or Internet voting instructions your broker may include with this mailing.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

Director Nominees and Voting Requirements.

     There are currently ten members of our Board of Directors. Pursuant to our Articles of Incorporation, the directors have been divided into three groups. At this year's Annual Meeting, three directors will be elected by the holders of our common stock and Series C preferred stock, voting together as a single class, to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified.

     The Board of Directors has nominated Daniel A. Decker, Thomas F. Franke and Bernard J. Korman for election as directors. The holders of the Series A and Series B preferred stock (voting together as a single class) have the right to elect two additional directors to our Board of Directors in accordance with the terms of the Series A and Series B preferred stock and our Bylaws since dividends on the Series A and Series B preferred stock have been in arrears for more than 18 months. No persons have been validly nominated for these positions in accordance with our Bylaws, and nominations are now closed for the Annual Meeting. Explorer, the sole holder of the Series C preferred stock, also has the right to elect two other additional directors to our Board of Directors in accordance with the terms of the Series C preferred stock and our Bylaws. By letter dated January 21, 2003, Explorer, without waiving its rights under the terms of the Series C preferred stock or the Stockholders Agreement described below, has advised us that it is not currently seeking the election of the two additional directors resulting from the Series C dividend arrearage unless the holders of the Series A and Series B preferred stock seek to elect additional directors.

     Unless   authority  to  vote  for  the  election  of  directors   has  been
specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office for the terms indicated above or until their respective successors have been duly elected and qualified.

     Under our Bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, broker non-votes and the decision to withhold authority to vote for any or all of the director nominees named above will have no impact on the outcome of the voting.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies. In no event would the proxy be voted for more than three nominees.

Stockholders Agreement with Explorer Holdings, L.P.

     On July 14, 2000, Explorer invested $100.0 million in exchange for 1,000,000 shares of Omega's Series C preferred stock. In connection with Explorer's Series C investment, Omega entered into a Stockholders Agreement with Explorer dated July 14, 2000. As a condition to the closing of Explorer's additional $31.3 million investment in February 2002, we amended the Stockholders Agreement with Explorer to provide that Explorer would be entitled to designate to our Board of Directors that number of directors that would generally be proportionate to Explorer's ownership of voting securities, currently not to exceed six directors. The Stockholders Agreement provides that Explorer shall be entitled to designate a majority of the total number of directors so long as Explorer owns a majority of our issued and outstanding voting securities. Explorer currently beneficially owns a majority of our voting securities and therefore would be entitled to designate a majority of our directors. Explorer has agreed to vote its shares in favor of three independent directors as defined under the rules of the New York Stock Exchange who are not affiliates of Explorer, so long as Explorer owns at least 15% of our voting securities. Explorer has the right to elect additional preferred stock directors if the dividends on shares of the Series C preferred stock are in arrears for four or more dividend periods. By letter dated January 21, 2003, Explorer advised us that it does not currently intend to designate additional directors at this time, although reserving its rights under the Stockholders Agreement and under the terms of the Series C preferred stock to do so. The Stockholders Agreement terminates February 20, 2007. (See "Certain Transactions - Explorer Holdings, L.P., Dividend and Governance Right Deferral.")

Information Regarding Directors

     The following information relates to the nominees for election as directors of Omega and the other persons whose terms as directors continue after this meeting. Individuals not standing for election at the Annual Meeting are presented under the heading "Continuing Directors."

Director Nominees

                              Year First
                               Became a                                                                               Term to
 Directors                     Director         Business Experience During Past 5 Years                              Expire in
 ---------                     --------         ---------------------------------------                              ---------

Daniel A. Decker* (50).......   2000            Mr.  Decker  is  Chairman  of  the  Board  and  has                     2006
                                                served  in  this  capacity  since  July 17,   2000.
                                                Mr. Decker  also served as Executive  Chairman from
                                                March 2001  until  June 12,  2001 when  Mr. Pickett
                                                joined us as Chief  Executive  Officer.  Mr. Decker
                                                has  been  an  officer  of  The  Hampstead   Group,
                                                L.L.C.,  a  privately-held  equity  investment firm
                                                based in  Dallas,  Texas,  since  1990.  Mr. Decker
                                                previously  served as a director  of various  other
                                                public  companies,  including Bristol Hotel Company
                                                (NYSE),   Wyndham  Hotel  Company  (NYSE),   Malibu
                                                Entertainment  International  Inc.,  and the  Forum
                                                Group (NASDAQ).


Thomas F. Franke (73)........   1992            Mr.  Franke is a  Director  and has  served in this                     2006
                                                capacity  since  March 31,   1992.   Mr. Franke  is
                                                Chairman   and   principal   owner   of   Cambridge
                                                Partners, Inc.,  an owner, developer and manager of
                                                multifamily  housing in Grand Rapids and Ann Arbor,
                                                Michigan.   He  is  also  the  principal  owner  of
                                                private  healthcare  firms  operating in the United
                                                States and the United  Kingdom  and is a  principal
                                                owner  of  a  private  hotel  firm  in  the  United
                                                Kingdom.  Mr. Franke  was a founder and director of
                                                Principal  Healthcare  Finance  Limited  and  Omega
                                                Worldwide, Inc.

Bernard J. Korman (71).......   1993            Mr.  Korman is a  Director  and has  served in this                     2006
                                                capacity  since  October 19,  1993.  Mr. Korman has
                                                been   Chairman   of  the  Board  of   Trustees  of
                                                Philadelphia   Health   Care   Trust,   a   private
                                                healthcare foundation,  since December 1995. He was
                                                formerly  President,  Chief  Executive  Officer and
                                                Director  of  MEDIQ   Incorporated   (health   care
                                                services)  from 1977 to 1995.  Mr. Korman is also a
                                                director of the  following  public  companies:  The
                                                New  America  High  Income  Fund, Inc.   (financial
                                                services),  The  Pep  Boys, Inc.  (auto  supplies),
                                                Kramont   Realty  Trust  (real  estate   investment
                                                trust),  and  NutraMax   Products, Inc.   (consumer
                                                health care  products).  Mr.  Korman was a director
                                                of Omega Worldwide, Inc.

Continuing Directors

                              Year First
                               Became a                                                                               Term to
 Directors                     Director         Business Experience During Past 5 Years                              Expire in
 ---------                     --------         ---------------------------------------                              ---------

Thomas W. Erickson* (52).....   2000            Mr.  Erickson is a Director  and has served in this                     2005
                                                capacity since July 17,  2000.  Mr. Erickson served
                                                as  our  Interim  Chief   Executive   Officer  from
                                                October 1,  2000 until June 12,  2001. Mr. Erickson
                                                has   served  as   Interim   President   and  Chief
                                                Executive Officer of Luminex  Corporation  (NASDAQ)
                                                since  September  2002. In addition,  Mr.  Erickson
                                                was  Co-Founder,   President  and  Chief  Executive
                                                Officer for  CareSelect  Group,  Inc.,  a physician
                                                practice  management  company from 1994 to 2001 and
                                                has  served  as  President   and  Chief   Executive
                                                Officer of ECG  Ventures,  Inc., a venture  capital
                                                company  from  1994  to  present.  Earlier  in  his
                                                career,   Mr.  Erickson  held  several   management
                                                positions    at    American     Hospital     Supply
                                                Corporation.   He  currently  is  Chairman  of  the
                                                Board of  LifeCare  Hospitals,  Inc.  and serves on
                                                the  Board  of   Directors   of  Omega   Healthcare
                                                Investors, Inc. (NYSE).

Harold J. Kloosterman (61)...   1992            Mr.  Kloosterman  is a  Director  and has served in                     2005
                                                this    capacity    since    September 1,     1992.
                                                Mr. Kloosterman  has served as President since 1985
                                                of  Cambridge  Partners, Inc.,  a company he formed
                                                in 1985.  He has been  involved in the  development
                                                and   management  of   commercial,   apartment  and
                                                condominium   projects  in  Grand  Rapids  and  Ann
                                                Arbor,   Michigan   and   in  the   Chicago   area.
                                                Mr. Kloosterman  was  formerly a Managing  Director
                                                of    Omega    Capital    from    1986   to   1992.
                                                Mr. Kloosterman    has   been   involved   in   the
                                                acquisition,    development   and   management   of
                                                commercial and multifamily  properties  since 1978.
                                                He  has  also  been a  senior  officer  of  LaSalle
                                                Partners, Inc.

Edward Lowenthal (58)........   1995            Mr.  Lowenthal is a Director and has served in this                     2004
                                                capacity since October 17,  1995. From January 1997
                                                to March 2002,  Mr. Lowenthal  served as  President
                                                and  Chief  Executive  Officer  of  Wellsford  Real
                                                Properties, Inc.    (AMEX:WRP),   a   real   estate
                                                merchant bank since 1997,  and was President of the
                                                predecessor  of  Wellsford  Real   Properties, Inc.
                                                since   1986.   Mr. Lowenthal   also  serves  as  a
                                                director  of REIS,  Inc. (a provider of real estate
                                                market   information  and  valuation   technology),
                                                Corporate Renaissance Group, Inc.  (a mutual fund),
                                                Equity  Residential  Properties Trust,  Great Lakes
                                                REIT  and a  trustee  of the  Manhattan  School  of
                                                Music.

Christopher W. Mahowald* (41).  2000            Mr.  Mahowald is a Director  and has served in this                     2004
                                                capacity since October 17,  2000.  Mr. Mahowald has
                                                served as  President  of EFO Realty  since  January
                                                1997 where he is responsible  for the  origination,
                                                analysis,   structuring   and   execution   of  new
                                                investment  activity and asset management  relating
                                                to EFO Realty's existing real estate assets.

Donald J. McNamara* (49).....   2000            Mr.  McNamara is a Director  and has served in this                     2005
                                                capacity since  October 17,  2000.  Mr. McNamara is
                                                the  founder  of The  Hampstead  Group,  L.L.C.,  a
                                                privately-held  equity  investment  firm  based  in
                                                Dallas,  Texas,  and  has  served  as its  Chairman
                                                since  its  inception  in 1989.  He has  served  as
                                                Chairman  of  the  Board  of  Directors  of  FelCor
                                                Lodging  Trust  (NYSE:FCH)  since its  merger  with
                                                Bristol  Hotel  Company in July 1998.  Mr. McNamara
                                                has also  served as a director  of  Franklin  Covey
                                                Co.  (NYSE:FC)  since May 1999.  Mr. McNamara  also
                                                currently serves as a trustee of St. Mark's  School
                                                in  Texas  and  a  trustee  of  the  Virginia  Tech
                                                Foundation.

C. Taylor Pickett (41).......   2002            Mr. Pickett is the Chief Executive  Officer and has                     2005
                                                served in this  capacity  since  June 12,  2001. He
                                                has served on the Board of Directors  since May 30,
                                                2002.  Prior to joining  our  company,  Mr. Pickett
                                                served as the  Executive  Vice  President and Chief
                                                Financial  Officer  from  January 1998 to June 2001
                                                of  Integrated  Health  Services, Inc.,   a  public
                                                company   specializing  in  post-acute   healthcare
                                                services.   He  also  served  as   Executive   Vice
                                                President  of  Mergers  and  Acquisitions  from May
                                                1997  to  December   1997  of   Integrated   Health
                                                Services.  Prior to his  roles  as Chief  Financial
                                                Officer and  Executive  Vice  President  of Mergers
                                                and   Acquisitions,   Mr. Pickett   served  as  the
                                                President of Symphony  Health  Services, Inc.  from
                                                January  1996 to May 1997.  Mr.  Pickett was also a
                                                director of Omega Worldwide, Inc.

Stephen D. Plavin** (43).....   2000            Mr.  Plavin is a  Director  and has  served in this                     2004
                                                capacity since July 17,  2000.  Mr. Plavin has been
                                                Chief Operating Officer of Capital  Trust, Inc.,  a
                                                New York  City-based  mortgage REIT and  investment
                                                management  company and has served in this capacity
                                                since   1998.   In   this   role,   Mr. Plavin   is
                                                responsible  for all of the lending,  investing and
                                                portfolio   management    activities   of   Capital
                                                Trust, Inc.

*    Director designated by Explorer pursuant to the Stockholders Agreement.

** Independent Director approved by Explorer pursuant to the Stockholders Agreement.


                                 RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the election of Messrs. Decker, Franke and Korman.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our capital stock as of February 28, 2003:

     o each of our directors and the named executive officers appearing in the table under "Executive Compensation --Compensation of Executive Officers;" and

     o all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

     Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the directors and executive officers is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093. Information regarding the beneficial ownership of the Series C preferred stock is set forth in footnote 3 to the table below.

                                                   Common Stock                 Series A Preferred        Series B Preferred
                                                   ------------                 ------------------        ------------------
                                               Number of        Percent of     Number of     Percent of  Number of   Percent of
           Beneficial Owner                     Shares           Class(1)       Shares       Class(17)     Shares    Class(18)
           ----------------                     ------           --------       ------       ---------     ------    ---------

C. Taylor Pickett....................           143,103 (2)           0.3%           --              --         --           --
Daniel J. Booth......................            33,333 (3)              *           --              --         --           --
R. Lee Crabill, Jr...................            33,333 (3)              *           --              --         --           --
Robert O. Stephenson.................            37,697 (4)              *           --              --         --           --
Daniel A. Decker.....................        29,328,466 (5) (6)      54.4%           --              --         --           --
Thomas W. Erickson...................           111,362 (7)           0.2%           --              --         --           --
Thomas F. Franke.....................            64,878 (8) (9)       0.1%        6,300            0.3%         --           --
Harold J. Kloosterman................           103,638 (8) (10)      0.2%           --              --         --           --
Bernard J. Korman....................           544,790 (11)          1.0%          200               *      1,300            *
Edward Lowenthal.....................            22,931 (12)             *           --              --        100            *
Christopher W. Mahowald..............            24,062 (6)              *       16,500 (15)       0.7%         --           --
Donald J. McNamara...................        29,870,003 (5) (6) (13) 55.4%        4,800 (16)       0.2%      9,959         0.5%
Stephen D. Plavin....................            16,563 (6)              *           --              --         --           --
Directors and executive officers as
a group (13 persons).................        31,020,361 (14)         57.5%       27,800            1.2%     11,359         0.6%

5% Beneficial Owners:
Explorer Holdings, L.P.
4200 Texas Commerce Tower West
2200 Ross Avenue
Dallas, TX 75201.....................        29,313,798 (5)          54.4%

-----------

*    Less than 0.10%

(1) Based on 53,924,165 shares of our common stock outstanding as of February 28, 2003, including 16,774,720 shares of our common stock issuable upon conversion of Series C preferred stock. See Note (5) below.

(2) Includes 50,000 unvested shares of Restricted Stock granted in June 2001 and stock options that are exercisable within 60 days to acquire 43,103 shares.

(3) Includes stock options that are exercisable within 60 days to acquire 33,333 shares.

(4) Includes stock options that are exercisable within 60 days to acquire 36,231 shares.

(5) Based on Amendment No. 8 to Schedule 13D filed by Explorer Holdings, L.P. on May 15, 2002. Represents shares of our common stock issuable upon conversion of 1,048,420 shares of Series C preferred stock and 12,539,078 shares of common stock owned by Explorer. Hampstead Investment Partners III, L.P. ("Hampstead") holds the ultimate controlling interest in Explorer. Messrs. McNamara and Decker disclaim beneficial ownership of the Series C preferred stock and the common stock, which they may be deemed to beneficially own because of their ownership interests in Hampstead, which holds the ultimate controlling interest in Explorer.

(6) Includes stock options that are exercisable within 60 days to acquire 7,665 shares.

(7) Includes stock options that are exercisable within 60 days to acquire 92,665 shares.

(8) Includes stock options that are exercisable within 60 days to acquire 5,999 shares.

(9) Includes 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a Member.

(10) Includes shares owned jointly by Mr. Kloosterman and his wife, and 35,206 shares held solely in Mr. Kloosterman's wife's name.

(11) Includes stock options that are exercisable within 60 days to acquire 5,665 shares.

(12) Includes stock options that are exercisable within 60 days to acquire 8,666 shares.

(13) Includes 373,215 shares held by a partnership established by Mr. McNamara for the benefit of certain members of Mr. McNamara's family, 7,546 shares held by a charitable foundation established by Mr. McNamara, and 1,466 shares held by a trust established by Mr. McNamara for non-family members of which Mr. McNamara is the trustee. Mr. McNamara disclaims any beneficial ownership of the shares held by the partnership, the foundation and the trust.

(14) Includes 50,000 unvested shares of restricted stock and stock options that are exercisable within 60 days to acquire 295,654 shares. Includes shares of our common stock issuable upon conversion of Series C preferred stock and shares of common stock owned by Explorer. See Note (5).

(15) Includes 300 shares held solely in Mr. Mahowald's wife's name.

(16) Includes 800 shares held by a trust established by Mr. McNamara for non-family members of which Mr. McNamara is the trustee. Mr. McNamara disclaims any beneficial ownership of the shares held by the trust.

(17) Based on 2,300,000 shares of Series A preferred stock outstanding on February 28, 2003.

(18) Based on 2,000,000 shares of Series B preferred stock outstanding on February 28, 2003.


                      DIRECTORS AND OFFICERS OF OUR COMPANY

Board of Directors and Committees of the Board

     The Board of Directors held seven meetings during 2002. All members of the Board of Directors attended more than 75% of the Board of Directors or Committee meetings held during 2002.

     The Board of Directors has an Audit Committee consisting of Messrs. Kloosterman, Korman and Plavin, a Compensation Committee consisting of Messrs. Franke, Kloosterman and McNamara and an Independent Directors Committee consisting of Messrs. Franke, Kloosterman, Korman, Lowenthal and Plavin.

     The Board of Directors does not have a standing Nominating Committee and the functions that would typically be performed by this Committee are performed by the entire Board of Directors, except that each nominee that is not designated by Explorer pursuant to the Stockholders Agreement will be designated by the Independent Directors Committee.

     The Audit Committee met three times in 2002. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the financial information to be provided to stockholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Audit Committee selects our company's independent accountants and provides an avenue for communication between the independent accountants, financial management and the Board of Directors.

     The Compensation Committee met twice during 2002 and has responsibility for the compensation of our key management personnel and administration of our 2000 Stock Incentive Plan and our 1993 Deferred Compensation Plan.

     The Independent Directors Committee met once during 2002 and has responsibility for passing upon those issues with respect to which a conflict may exist between us and Explorer, including issues with respect to the allocation of costs between us and Explorer pursuant to the Advisory Agreement between Omega and Explorer. (See "Certain Transactions - Explorer Holdings, L.P., Advisory Agreement.")

Compensation of Directors

     For the year ended December 31, 2002, each non-employee director received a cash payment equal to $10,000 per year, payable in quarterly installments of $2,500. Each non-employee director also received a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $2,500 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15, and November
15. In addition, each non-employee director is entitled to receive fees equal to $1,000 per meeting for attendance at each regularly scheduled meeting of the Board of Directors. For each teleconference or called special meeting of the Board of Directors, each non-employee director will receive $1,000 for meetings with a duration in excess of 15 minutes and $500 for meetings with a duration of less than 15 minutes. In addition, we reimbursed the directors for travel expenses incurred in connection with their duties as directors. Employee directors received no compensation for service as directors.

     The cash compensation, not including reimbursement for expenses, paid by us in consideration of Mr. Decker's and Mr. McNamara's service on the Board of Directors as Explorer designees was paid directly to Explorer under the advisory agreement.

     Each non-employee director was awarded options with respect to 10,000 shares at the date the plan was adopted or upon their initial election as a director. Each non-employee director is also awarded an additional option grant with respect to 1,000 shares on January 1 of each year they serve as a director. All grants have been and will be at an exercise price equal to 100% of the fair market value of our common stock on the date of the grant. Non-employee director options vest one third after each year for three years.

Compensation Committee Interlocks and Insider Participation

     Mr. McNamara is currently a member of the Compensation Committee. Mr. McNamara is an affiliate of Explorer, and therefore may be deemed to have an interest in the agreements and transactions described under "Certain Transactions - Explorer Holdings, L.P."


                             EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Committee (the "Committee") administers our 2000 Stock Incentive Plan and 1993 Deferred Compensation Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers.

     Historically, our policy and the guidelines followed by the Committee have been directed toward providing compensation to our executive officers in order to achieve the following objectives:

     1)   Assist  in  attracting  and  retaining   talented  and  well-qualified
          executives;

     2)   Reward performance and initiative;

     3)   Be competitive with other healthcare real estate investment trusts;

     4) Be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in funds from operations on a per share basis; and

     5) Encourage executives to achieve meaningful levels of ownership of our stock.

     The   following  is  a  discussion   of  each  element  of  our   executive
compensation:

     Annual Base Salary

     Our approach to base compensation levels has been to offer competitive salaries in comparison with prevailing market practices. The Committee examined market compensation levels and trends in connection with the hiring of the executives during 2001. Additionally, the Committee has also considered the pool of executives who currently are employed in similar positions in public companies, with emphasis on salaries paid by healthcare real estate investment trusts.

     The Committee has evaluated executive officer salary decisions in connection with an annual review and based on input from our Chairman of the Board of Directors and our Chief Executive Officer. In undertaking the annual review, the Committee considered the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent. The Committee has viewed work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

     Annual Cash Bonus

     Our historical compensation practices have embodied the principle that annual cash bonuses should be based primarily on achieving objectives that enhance long-term stockholder value, and that meaningful stock ownership by management, including the grant of stock options in connection with their hiring and as part of our company's rights offering, is desirable in aligning stockholder and management interests.

     The Committee has considered overall company performance and the performance of the specific areas of the company under the incumbent's direct control. It was the Committee's view that this balance supported the accomplishment of overall objectives and rewarded individual contributions by executive officers. Individual annual bonuses for each named executive have been consistent with market practices for positions with comparable decision-making responsibilities.

     In 2002, Mr. Pickett was eligible for a cash bonus of up to 100% of his annual base salary and the other executive officers were eligible for a cash bonus of up to 50% of their annual base salaries. In determining the amount of the annual cash bonuses, the Committee considered a variety of factors, including sustained levels of recurring Funds from Operations, the successful implementation of asset management initiatives, control of expenses and satisfaction of Omega's strategic objectives. Considering these factors, the Committee paid each of the senior executives, including Mr. Pickett, a cash bonus equal to 42.5% of such employee's maximum potential bonus.

     Long Term Incentives

     In 2002, the Committee did not make any grants under its 2000 Stock Incentive Plan or its 1993 Deferred Compensation Plan.

     2002 Chief Executive Officer Compensation

     In connection with retaining the services of Mr. Pickett to act as our Chief Executive Officer, we entered into an Employment Agreement dated June 12, 2001, with Mr. Pickett. The Committee believes that the terms of the Employment Agreement are consistent with the duties and scope of responsibilities assigned to Mr. Pickett as Chief Executive Officer. In order to align Mr. Pickett's interests with the long-term interests of Omega, Mr. Pickett's compensation package includes significant equity-based compensation, including stock options and restricted stock. For a detailed description of the terms of the Employment Agreement see "Compensation and Severance Agreements - C. Taylor Pickett Employment Agreement" below.

     For the fiscal year ended December 31, 2002, the Committee awarded Mr. Pickett an annual cash bonus of $191,250, an amount equal to 42.5% of his potential bonus. This bonus was determined by the Committee substantially in accordance with the policies described above relating to all of our executive officers.

     Tax Deductibility of Executive Compensation

     The SEC requires  that this report  comment upon our policy with respect to
Section 162(m) of the Internal Revenue Code. From time to time, Mr. McNamara recused himself from the Compensation Committee meetings to enable the Committee to qualify as a committee of outside directors as set forth in Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We did not pay any compensation during 2002 that would be subject to Section 162(m). We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Compensation Committee's compensation policy and practices.

                                       Compensation Committee of the
                                         Board of Directors

                                       /s/ Thomas F. Franke
                                       /s/ Harold J. Kloosterman
                                       /s/ Donald J. McNamara

Compensation of Executive Officers

     The following table sets forth, for the years ended December 31, 2002 and 2001, the compensation for services in all capacities to Omega of each person who served as chief executive officer during the year ended December 31, 2002 and the four most highly compensated executive officers serving at December 31, 2002.


                                                                                Long-Term Compensation
                                           Annual Compensation                   Award(s)               Payouts
                                                                        Restricted      Securities        All
                                                                          Stock         Underlying       LTIP           Other
          Name and                                                       Award(s)        Options/       Payouts      Compensation
     Principal Position        Year      Salary($)       Bonus($)          ($)            SARs(#)         ($)           ($)(1)
     ------------------        ----      ---------       --------          ---            -------         ---           ------

C. Taylor Pickett..........    2002       450,000        191,250             --                --          --            6,000 (1)
Chief Executive Officer        2001       250,673        250,500        116,000 (2)     1,120,000          --               --
(from June 12, 2001)

Daniel J. Booth............    2002       275,000         58,438             --                --          --            4,125 (1)
Chief Operating Officer        2001        58,349         30,000             --           350,000          --               --
(from October 15, 2001)

R. Lee Crabill, Jr.........    2002       215,000         45,688             --                --          --           19,285 (4)
Senior Vice President          2001        91,237         45,500             --           245,000          --           21,851 (3)
(from July 30, 2001)

Robert O. Stephenson.......    2002       215,000         45,688             --                --          --            4,300 (1)
Chief Financial Officer        2001        89,583         45,500             --           325,000          --               --
(from August 1, 2001)

-----------

(1)  Consists of contributions to our 401(k) Profit-Sharing Plan.

(2) Represents a restricted stock award of 50,000 shares of our common stock to Mr. Pickett on June 12, 2001, with shares vesting on June 12, 2003.

(3)  Represents   compensation  to  Mr.  Crabill  for  reimbursement  of  moving expenses.

(4)  Consists  of   contributions   to  our  401(k)   Profit-Sharing   Plan  and
     compensation to Mr. Crabill for reimbursement of moving expenses.


Compensation and Severance Agreements

C. Taylor Pickett Employment Agreement

     We entered into an employment agreement with C. Taylor Pickett dated as of June 12, 2001, to be our Chief Executive Officer. The term of the agreement expires on June 12, 2005.

     Mr. Pickett's base salary is $450,000 per year, subject to increase by us and provides that he will be eligible for an annual bonus of up to 100% of his base salary based on criteria determined by the Compensation Committee of our Board of Directors. We issued Mr. Pickett 50,000 shares of our restricted common stock on June 12, 2001, which vest after he has completed two years of service. In connection with the employment agreement, Mr. Pickett was granted an incentive stock option to purchase 172,413 shares of our common stock and a nonqualified stock option to purchase 627,587 shares of our common stock. The incentive stock option has vested as to 25% of the shares on December 31, 2002; as to an additional 25% after Mr. Pickett completes two years of service; as to an additional 25% ratably on a monthly basis in 2004; and as to the final 25% ratably on a monthly basis in the first six months of 2005, in each case provided Mr. Pickett continues to work for us on the applicable vesting date. The nonqualified stock option will become vested as to 50% of the shares after Mr. Pickett completes two years of service and will become ratably vested as to the remainder of the shares on a monthly basis over the next 24 months of service following that two year anniversary.

     If we terminate Mr. Pickett's employment without cause or if he resigns for good reason, he will be entitled to payment of his base salary for a period of 12 months or, if shorter, for the remainder of the term of the agreement. Additionally, Mr. Pickett will be entitled to payment of an amount equal to the bonus paid in the prior year, payable in 12 monthly installments. Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. The vesting of Mr. Pickett's options may be subject to acceleration upon the occurrence of certain events such as termination without cause or resignation for good reason and will become fully vested if, within one year following a change of control, he is terminated without cause or resigns for good reason.

     Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. Mr. Pickett is subject to covenants which prohibit him from competing with us and from soliciting our customers or employees while he is employed by us and for 12 months following his termination of employment.

Daniel J. Booth Employment Agreement

     We entered into an employment agreement with Daniel J. Booth effective as of October 15, 2001, to be our Chief Operating Officer. The term of the agreement expires on January 1, 2006.

     Mr. Booth's base salary is $275,000 per year, subject to increase by us, and he is eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee. In connection with his employment agreement, Mr. Booth was granted an incentive stock option to purchase 166,666 shares of our common stock and a nonqualified stock option to purchase 83,334 shares of our common stock. The incentive stock option has vested as to 20% of the shares on December 31, 2002; and will vest as to 20% of the shares on each of October 1, 2003, October 1, 2004, October 1, 2005 and January 1, 2006, and the nonqualified stock option will vest on October 1, 2003, provided Mr. Booth continues to work for us on the applicable vesting date.

     Our agreement with Mr. Booth contains severance and accelerated option vesting provisions similar to those in Mr. Pickett's agreement described above. Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. He is also subject to restrictions on his use of confidential information and our trade secrets that are the same as those in our agreement with Mr. Pickett described above.

Robert O. Stephenson Employment Agreement

     We entered into an employment agreement with Robert O. Stephenson effective as of August 30, 2001, to be our Chief Financial Officer. The term of the agreement expires on January 1, 2006.

     Mr. Stephenson's base salary is $215,000 per year, subject to increase by us, and he is eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee. In connection with his employment agreement, Mr. Stephenson was granted an incentive stock option to purchase 181,155 shares of our common stock and a nonqualified stock option to purchase 18,845 shares of our common stock. The incentive stock option has vested as to 20% of the shares on December 31, 2002; and will vest as to 20% of the shares on each of August 1, 2003, August 1, 2004, August 1, 2005 and January 1, 2006, and the nonqualified stock option will vest on August 1, 2003, provided Mr. Stephenson continues to work for us on the applicable vesting date.

     Our agreement with Mr. Stephenson contains severance and accelerated option vesting provisions similar to those in Mr. Pickett's agreement described above. Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. He is also subject to restrictions on his use of confidential information and our trade secrets that are the same as those in our agreement with Mr. Pickett described above.

R. Lee Crabill, Jr. Employment Agreement

     We entered into an employment agreement with R. Lee Crabill, Jr. effective as of July 30, 2001, to be our Senior Vice President of Operations. The term of the agreement expires on July 30, 2005.

     Mr. Crabill's base salary is $215,000 per year, subject to increase by us, and he is eligible for an annual bonus of up to 50% of his base salary based on criteria determined by the Compensation Committee. In connection with his employment agreement, Mr. Crabill was granted an incentive stock option to purchase 133,333 shares of our common stock and a nonqualified stock option to purchase 41,667 shares of our common stock. The incentive stock option has vested as to 25% of the shares on December 31, 2002; and will vest as to 25% of the shares on each of August 1, 2003, August 1, 2004 and August 1, 2005, and the nonqualified stock option will vest as to 50% of the shares after Mr. Crabill completes two years of service and will become ratably vested as to the remainder of the shares on a monthly basis over the next 24 months of service following that two year anniversary, provided Mr. Crabill continues to work for us on the applicable vesting date.

     Our agreement with Mr. Crabill contains severance and accelerated option vesting provisions similar to those in Mr. Pickett's agreement described above. Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. He is also subject to restrictions on his use of confidential information and our trade secrets that are the same as those in our agreement with Mr. Pickett described above.

Option Grants/SAR Grants

     There were no options or stock appreciation rights ("SARs") granted to the named executive officers during 2002.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table summarizes options and SARs exercised during 2002 and presents the value of unexercised options and SARs held by the named executive officers at December 31, 2002.

                                                                      Number of Securities      In-the-Money
                                                 Shares              Underlying Unexercised    Options/SARs at
                                                Acquired                Options/ SARs at           Fiscal
                                                   on       Value      Fiscal Year-End(#)        Year-End($)
                                                Exercise   Realized     Unexercisable(U)      Unexercisable(U)
                           Name                   (#)        ($)         Exercisable(E)        Exercisable(E)
                           ----                   ---        ---         --------------        --------------

            C. Taylor Pickett.................     --         --            1,076,897(U)        $1,257,194 (U)
                                                                               43,103 (E)       $   61,206 (E)

            Daniel J. Booth...................     --         --              316,667(U)        $  217,334 (U)
                                                                               33,333 (E)       $   24,666 (E)

            R. Lee Crabill, Jr................     --         --              211,667(U)        $  144,734 (U)
                                                                               33,333 (E)       $   24,666 (E)

            Robert O. Stephenson..............     --         --              288,769(U)        $  231,744 (U)
                                                                               36,231 (E)       $   35,506 (E)

Long-Term Incentive Plan

     For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2002, we have had no long-term incentive plans.

Equity Compensation Plan Information

     The following table provides information about all equity awards under our company's 2000 Stock Incentive Plan and 1993 Amended and Restated Stock Option and Restricted Stock Plan.


                                              (a)                            (b)                              (c)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Number of securities remaining
                                   Number of securities to be                                     available for future issuance
                                     issued upon exercise of       Weighted-average exercise     under equity compensation plans
                                      outstanding options,           price of outstanding        (excluding securities reflected
           Plan category               warrants and rights       options, warrants and rights            in column (a))
------------------------------------------------------------------------------------------------------------------------------------

     Equity compensation plans
   approved by security holders             2,374,501                          $3.15                            618,489
------------------------------------------------------------------------------------------------------------------------------------
     Equity compensation plans
     not approved by security
              holders                              --                             --                                 --
------------------------------------------------------------------------------------------------------------------------------------
               Total                        2,374,501                          $3.15                            618,489
====================================================================================================================================

Defined Benefit or Actuarial Plan

     For the period from August 14, 1992, the date of commencement of our operations, through December 31, 2002, we have had no pension plans.


                     COMPARISON OF CUMULATIVE TOTAL RETURN*

Among: Omega Healthcare Investors, Inc.
Hybrid REIT Index**
S&P 500 Index


                           OHI INDEX      HYBRID REITS     S&P INDEX

                12/31/97       100           100            100
                 3/31/98       111            93            114
                 6/30/98       107            86            118
                 9/30/98       102            71            106
                12/31/98       97             66            129
                 3/31/99       76             56            135
                 6/30/99       88             62            145
                 9/30/99       74             53            135
                12/31/99       46             42            156
                 3/31/00       25             41            159
                 6/30/00       18             48            155
                 9/30/00       25             50            153
                12/31/00       16             47            141
                 3/31/01        9             57            124
                 6/30/01       13             68            132
                 9/30/01       14             67            113
                12/31/01       26             71            125
                 3/31/02       23             82            125
                 6/30/02       33             85            108
                 9/30/02       25             84            90
                12/31/02       16             88            97
----------

*    Total return assumes reinvestment of dividends.

** The Hybrid REIT Index is published by National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Washington, D.C. It is comprised of Hybrid REITs (REITs who both own properties and make loans to real estate owners and operators) traded on the New York Stock Exchange and the American Stock Exchange. A list of those REITs is available by request to us or NAREIT.

     THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE REPORTS OF THE COMPENSATION COMMITTEE AND THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.


CERTAIN TRANSACTIONS

Explorer Holdings, L.P.

     Explorer owns 1,048,420 shares of Series C preferred stock and 12,539,078 shares of our common stock, representing 54.4% of our outstanding voting power as of February 28, 2003. Daniel A. Decker, our Chairman of the Board of Directors, is a partner of the investment partnership that controls Explorer. Donald J. McNamara, the Chairman of such partnership, is also one of our directors. Christopher W. Mahowald is one of our directors and holds an equity investment in Explorer. Explorer is currently entitled to designate a majority of the members of our Board of Directors pursuant to our Stockholders Agreement with Explorer. (See "Stockholders Agreement with Explorer Holdings, L.P.")

Series C Investment Agreement. Under the terms of an investment agreement dated May 11, 2000 between us and Explorer in connection with Explorer's purchase of Series C preferred stock and an investment agreement dated October 25, 2001 between us and Explorer in connection with Explorer's additional investment, we agreed to reimburse Explorer for its out-of-pocket expenses, up to a maximum amount of $2.5 million, incurred in connection with the Series C investment and up to $1.0 million incurred in connection with Explorer's additional investment. To date, we have reimbursed Explorer for approximately $2.2 million of these expenses including $0.4 million in 2002.

Advisory Agreement. Under the terms of an amended and restated advisory agreement dated October 4, 2000 between us and an affiliate of Explorer, we have agreed to pay Explorer an advisory fee if such affiliate provides assistance to us in connection with the evaluation of growth opportunities or other financing matters. On June 1, 2001, in connection with such affiliate's agreement to provide certain specified financial advisory, consulting and operational services, including but not limited to assistance in our efforts to refinance, repay or extend certain indebtedness and assist in efforts to manage our capitalization and liquidity, we agreed to pay such affiliate a fee equal to 1% of the aggregate amount of our indebtedness that is refinanced, repaid or extended, based on the maximum amount available to be drawn in the case of revolving credit facilities, up to a maximum fee of $3.1 million. Upon the closing of the rights offering and Explorer's investment on February 21, 2002, such affiliate had fulfilled all of its obligations under the agreement and was paid the $3.1 million.

Direct Expenses. In addition to the Series C Investment costs and the advisory fee costs of $3.1 million, we agreed to reimburse Explorer for Explorer's direct expenses. To date, we have reimbursed Explorer for approximately $0.6 million of such direct expenses, including $12,000 in 2002.

Dividend and Governance Right Deferral. We entered into a dividend deferral letter agreement dated November 15, 2000 with Explorer relating to the extension of the dividend payment payable in connection with our Series C preferred stock for the dividend period ended October 31, 2000. The deferral period expired on April 2, 2001. The amount of the deferred dividend payment was $4.67 million representing the total unpaid preferential cumulative dividend for the October 2000 dividend. In exchange for the deferral, we also agreed to pay Explorer a fee equal to 10% of the daily unpaid principal balance of the unpaid dividend amount from November 15, 2000 until the dividend was paid. Under certain circumstances, the portion of the unpaid dividend amount and fee which is not paid in cash may be payable with additional shares of Series C preferred stock. Shares of Series C preferred stock issued pursuant to this agreement are valued at $100 per share, the stated per share liquidation preference, and are convertible into our common stock at $6.25 per share. In consideration of the payment of the deferral fee, Explorer agreed that the deferral of the subject dividend would not be considered an unpaid dividend and, as a result, the October 31, 2000 dividend period will not be included in the determination of when Explorer's right to elect additional directors will vest. In full payment of our obligations under the dividend deferral letter agreement, we issued 48,420 shares of Series C preferred stock to Explorer on April 2, 2001.

Omega Worldwide

Services Agreement. We entered into a services agreement with Omega Worldwide, Inc. ("Worldwide") which provided for the allocation of indirect costs incurred by us to Worldwide. The allocation of indirect costs was based on the relationship of assets under our management to the combined total of those assets and assets under Worldwide's management. Upon expiration of this agreement on June 30, 2000, we entered into a new agreement requiring quarterly payments from Worldwide of $37,500 for the use of offices and administrative and financial services provided by us. Upon the reduction of our accounting staff, the services agreement was renegotiated again on November 1, 2000 requiring quarterly payments from Worldwide of $32,500. Costs allocated to Worldwide for 2001 and 2000 were $130,000 and $404,000, respectively. The former services agreement expired in November 2001.


                             AUDIT COMMITTEE MATTERS

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included with our definitive proxy statement for the 2001 Annual Meeting of Stockholders, which was filed on April 18, 2001 with the Securities and Exchange Commission pursuant to Regulation 14A. The Board of Directors reviews the Audit Committee Charter annually and is in the process of updating the Audit Committee Charter.

     Each of the members of our Audit Committee meets the requirements for independence as defined by the standards of the New York Stock Exchange.

Audit Committee Report

     The Audit Committee, with respect to the audit of Omega's 2002 audited Consolidated Financial Statements, reports as follows:

     1) The Audit Committee has reviewed and discussed Omega's 2002 audited Consolidated Financial Statements with the company's management;

     2) The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of Omega's Consolidated Financial Statements;

     3) The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by ISB Standard No. 1 (which relates to the auditor's independence from Omega and its related entities) and has discussed with Ernst & Young LLP its independence from Omega; and

     4) Based on reviews and discussions of Omega's 2002 audited Consolidated Financial Statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega's 2002 audited Consolidated Financial Statements be included in the company's Annual Report on Form 10-K.

                                       Audit Committee of the Board of Directors

                                       /s/ Bernard J. Korman
                                       /s/ Harold J. Kloosterman
                                       /s/ Stephen D. Plavin


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditors

     Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2000, 2001 and 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered to our company for the audit of the company's annual financial statements for fiscal year 2001 and 2002 and the reviews of the financial statements included in the company's Forms 10-Q for fiscal years 2001 and 2002 were approximately $193,000 and $216,000, respectively.

Audit-Related Fees

     The aggregate fees billed by Ernst & Young LLP for professional services to our company relating to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards, taken as a whole, were $0 for fiscal years 2001 and 2002.

Tax Fees

     The aggregate fees billed by Ernst & Young LLP for professional services to our company relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $174,000 and $149,000 for fiscal years 2001 and 2002, respectively.

Other Fees

     The aggregate fees billed by Ernst & Young LLP for professional services to our company rendered other than as stated under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees" above for fiscal years 2001 and 2002 were approximately $4,000 and $71,000, respectively. We reimbursed certain fees and expenses of an investment banking firm selected to act as placement agent in connection with a planned commercial mortgage-backed securities ("CMBS") transaction pursuant to our agreement with the placement agent. We were unable to complete the proposed CMBS transaction due to the impact on our operators resulting from reductions in Medicare reimbursement and concerns about potential Medicaid rate reductions. The placement agent engaged the transaction support group based in a different office of Ernst & Young LLP to provide the placement agent with certain procedures agreed upon by Ernst & Young LLP and the placement agent. Among the placement agent expenses that were reimbursed by us were $1.2 million for services provided to the placement agent by Ernst & Young LLP.

Determination of Auditor Independence

     The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.

Audit Committee's Pre-Approval Policies

     The Audit Committee's current practice is to pre-approve all audit services and all permitted non-audit services to be provided to our company by our independent auditor; provided, however pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than 5% of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

                              STOCKHOLDER PROPOSALS

     November 7, 2003 is the date by which proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting.

     In addition, our Bylaws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to our Secretary at our principal executive office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting, provided, however, that if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice must be delivered not more than 90 days prior to such Annual Meeting nor less than 60 days prior to such Annual Meeting or if later, not later than the close of business on the tenth day following the day on which the date of such meeting is publicly announced. The notice must state the stockholder's name, address, class and number of shares of our stock and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made. If the stockholder intends to nominate a candidate for election as a director, in addition to the requirements set forth above, the notice should include the name of the nominee for election as a director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of our stock beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must also include a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice, and the consent of the nominee to serve as a director.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of Omega personally and by telephone, telex or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. We have also engaged Georgeson Shareholder Communications, Inc. to solicit proxies for a fee not to exceed $10,000, plus out-of-pocket expenses.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To our knowledge, all filings required under Section 16 of the Securities Exchange Act of 1934 were made on a timely basis, except that three transactions for Christopher W. Mahowald were not timely reported on a Form 4. The foregoing transactions were subsequently reported.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.


                                       /s/ C. TAYLOR PICKETT
                                           Chief Executive Officer


March 3, 2003
Timonium, Maryland

                        OMEGA HEALTHCARE INVESTORS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on March 5, 2003 at the Annual Meeting of Stockholders to be held on April 3, 2003 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted FOR:

          1.   The Election of Directors
               NOMINEES:
               Daniel A. Decker, Thomas F. Franke and Bernard J. Korman

               In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                                SEE REVERSE SIDE

                           -- FOLD AND DETACH HERE --

[X]  (Please mark your votes as in this example.)

     The Directors recommend a vote "FOR" Proposal 1.

                                                                                             FOR    AGAINST   ABSTAIN
1.   The Election of Directors                                                               [  ]     [  ]      [  ]
     NOMINEES:
     Daniel A. Decker, Thomas F. Franke and Bernard J. Korman.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name here.)

--------------------------------------------------------------------------------


NOTE: Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check the box if you plan to attend the Annual Meeting in person. [ ]


SIGNATURE(S)                                         DATE



NOTE:Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy will not be used if you attend the meeting in person and so request.

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --